SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2003

ITC^DELTACOM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23253	58-2301135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive West Point, Georgia	31833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Regulation FD Disclosure.

On October 6, 2003, ITC^DeltaCom, Inc. (“ITC^DeltaCom”) announced that on October 6, 2003 it had completed its previously-announced merger with BTI Telecom Corp. (“BTI”) and the other transactions contemplated by the agreement and plan of merger, dated as of July 2, as amended, among ITC^DeltaCom, one of ITC^DeltaCom’s wholly-owned subsidiaries, BTI, Welsh, Carson, Anderson & Stowe VIII, L.P. and other named parties.

A copy of ITC^DeltaCom’s press release announcing the completion of the merger and related transactions is attached as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC^DELTACOM, INC.

Date: October 7, 2003	/s/ J. THOMAS MULLIS
J. Thomas Mullis Senior Vice President-Legal and Regulatory

3

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press release dated October 6, 2003.